SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) July 15, 1997


                                  CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)


California                         1-8063                     94-6181186
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(State or Other                 (Commission               (I.R.S. Employer
Jurisdiction of                 File Number)              Identification No.)
incorporation)



885 Third Avenue, 12th Floor
New York, NY                                                       10022
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (212) 593-5400
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              (Registrant's Telephone Number, Including Area Code)


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          (Former name or former address, if changed since last report)



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ITEM 1.  Changes in Control Registrant

          On July 15, 1997, following the Registrant's annual meeting of shareholders, Veqtor Finance Company, LLC ("Veqtor") purchased from the Registrant 12,267,658 class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Registrant (the "Class A Preferred Shares") pursuant to the terms of the preferred share purchase agreement, dated as of June 16, 1997, by and between the Registrant and Veqtor. The aggregate purchase price for the Class A Preferred Shares was $33,000,000. In addition, concurrently with the foregoing, pursuant to the terms of a common share purchase agreement, Veqtor purchased from CalREIT Investors Limited Partnership ("CRIL") 6,959,593 common shares of beneficial interest, $1.00 par value, in the Registrant (such shares were reclassified on July 15, 1997 as class A common shares of beneficial interest, $1.00 par value, upon the execution of the amended and restated declaration of trust of the Registrant (the "Restated Declaration") that was approved at the annual meeting (the "Class A Common Shares")). The aggregate purchase price for the Class A Common Shares was $21,298,815.

          As a result of the foregoing transactions, Veqtor beneficially owns 19,227,251 or approximately 90% of the outstanding voting shares of the Registrant. With such voting power Veqtor will therefore have the ability to control the election of trustees of the Registrant and the vote on actions requiring shareholder approval including (i) amendments to the Restated Declaration and (ii) mergers or sales of all or substantially all of the assets of the Registrant, and will otherwise be in a position to control the policies and affairs of the Registrant.

          The sole managing members of Veqtor are CRIL and V2 Holdings LLC ("V2H"). The general partner of CRIL is SZ Investments, LLC, the sole managing member of which is Zell General Partnership, Inc. The Samuel Zell Revocable Trust, for which Samuel Zell serves as trustee, is the sole stockholder of Zell General Partnership, Inc. John R. Klopp and Craig M. Hatkoff are the sole members of V2H. Veqtor funded the $54,298,815 aggregate purchase price for the Class A Preferred Shares and the Class A Common Shares with funds obtained from the $5,000,000 of capital contributions of its members and from the $50,000,000 of borrowings under notes issued to BankAmerica Investment Corporation, Banc Boston Investments, Inc., First Chicago Capital Corporation and Wells Fargo & Company.

          Veqtor is a party to the VFC Investment Agreement, among Veqtor, CRIL, V2H, and Messrs. Klopp and Hatkoff, dated as of July 15, 1997 (the "Investment Agreement"). The Investment Agreement contains buy/sell provisions pursuant to which one member of Veqtor may purchase from or sell to the other member its interests in Veqtor or one member of V2H or CRIL may purchase the other V2H member's interest in V2H. A transfer of the membership interests in either Veqtor or V2H could result in a change in voting control of the Registrant. A copy of the Investment Agreement is filed as Exhibit 99.1 (by means of incorporation by reference and is incorporated herein by reference).



612385.1
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ITEM 2.  Acquisition or Disposition of Assets

          On July 15, 1997, pursuant to an Interest Purchase Agreement, dated as of June 16, 1997 (the "Interest Purchase Agreement"), by and between John R. Klopp ("Klopp"), Craig M. Hatkoff ("Hatkoff") and Valentine Wildove & Company, Inc. ("Valentine" and collectively with Klopp and Hatkoff, the "Sellers")) and the Registrant, the Registrant acquired all of the partnership interests in and to Victor Capital Group, L.P.; (ii) all membership interests in and to 970 Management LLC; (iii) all membership interests in and to Victor Asset Management Partners, L.L.C.; and (iv) all membership interests in and to VP Metropolis Services, L.L.C. (collectively, the "Interests"). The aggregate purchase price for the Interests was $5,000,000 which was paid by delivery to the Sellers of non-interest bearing notes (the "Acquisition Notes"). The purchase price was determined through arms length negotiations. The board of trustees of the Registrant received a fairness opinion, dated May 23, 1997, from Coopers & Lybrand L.L.C. that stated that the consideration paid by the Registrant was fair, from a financial point of view, to the Registrant.


         The Acquisition Notes will provide for ten semi-annual principal amortization payments in equal installments. Messrs. Klopp and Hatkoff each received an Acquisition Note in the principal amount of $2,162,500. Valentine Wildove & Company, Inc., in which Messrs. Klopp and Hatkoff are each 50% owners, received $675,000 in principal amount of the Acquisition Notes.


ITEM 7.    Financial Statements and Exhibits.

     (c)   Exhibits.

     2.1 Interest Purchase Agreement, dated as of June 16, 1997, by and between John R. Klopp, Craig M. Hatkoff, and Valentine Wildove & Company, Inc. and the Registrant.

     10.1 Preferred Share Purchase Agreement, dated as of June 16, 1997, by and between the Registrant and Veqtor Finance Company, LLC.

     10.2 Non-Negotiable Notes of the Registrant payable to John R. Klopp, Craig M. Hatkoff and Valentine Wildove & Company, Inc.

     99.1. VFC Investment Agreement, dated as of July 15, 1997, among Veqtor

           Finance Company, LLC, CalREIT Investors Limited Partnership, V2 Holdings LLC, John R. Klopp and Craig M. Hatkoff (Incorporated by reference to Exhibit 4 to the Schedule 13D filed by Veqtor Finance Company, LLC, CalREIT Investors Limited Partnership, SZ Investments, LLC, Zell General Partnership, Inc., Samuel Zell Revocable Trust, Samuel Zell, John R. Klopp and Craig M. Hatkoff on July 25, 1997) .



612385.1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                  (Registrant)


Date: July 30, 1997               By:       /s/ John R. Klopp
                                      ----------------------------------------
                                  Name:  John R. Klopp
                                  Title: Chief Executive Officer

612385.1